UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

We are furnishing this Current Report on Form 8-K to present fiscal 2010 and 2009 reportable segment operating income by quarter consistent with the presentation of annual fiscal 2010 and 2009 reportable segment operating income in our Annual Report on Form 10-K for the fiscal year ended September 24, 2010 (our “Form 10-K”).

In our Form 10-K, and in the attached schedule, certain costs that were previously included in corporate expense, primarily stock-based compensation expense, are now reflected in the Company’s reportable segments, consistent with the way management currently measures and evaluates segment performance.

In addition, certain amounts that management considers to be non-recurring or non-operational are excluded from segment operating income because management evaluates the operating results of the segments excluding such items. These items include income related to sales of oxycodone hydrochloride extended-release (Oxy ER) tablets sold under a license agreement, which began in the fourth quarter of fiscal 2008 and ended in the second quarter of fiscal 2009, charges associated with acquisitions, divestitures and licensing fees, certain legal and environmental charges, and restructuring charges incurred under the Company’s 2007 and 2009 restructuring programs. Although these amounts are excluded from segment operating income, as applicable, they are included in consolidated operating income reported in our Form 10-K.

Exhibit 99.1 presents reportable segment operating income for each of the quarters of fiscal 2010 and 2009 consistent with the presentation of full year reportable segment operating income in our Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Quarterly Operating Income Schedule

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:	/s/ Richard G. Brown, Jr.
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and Corporate Controller

Date: January 31, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Quarterly Operating Income Schedule